SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 24, 2003

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events and Required FD Disclosure.

Chiron Corporation (“Chiron” or the “Company”) announced on July 24, 2003 that it intends to raise approximately $450 million through an offering of convertible debentures. The Company may raise up to an additional $50 million upon exercise of an option to purchase additional convertible debentures granted by the Company in connection with the offering.

The convertible debentures will be 1.625% interest coupons convertible into shares of Chiron common stock. The Company intends to use the net proceeds from the offering for general corporate purposes. Copies of the press releases announcing the Offering are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by this reference.

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial statements of business acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

Exhibit Number

99.1	Press Release issued on July 24, 2003.

99.2	Press Release issued on July 25, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date: July 28, 2003	By:	/s/William G. Green
William G. Green Senior Vice President, General Counsel and Secretary